UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 14, 2013

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5534
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 14, 2013, Trump Entertainment Resorts, Inc. (the “Company”) and its subsidiary, Trump Plaza Associates, LLC, entered into an Asset Purchase Agreement dated as of February 14, 2013 (the “Asset Purchase Agreement”) with Meruelo Gaming Holdings, LLC (“Meruelo Gaming”) and its affiliate Meruelo Enterprises, Inc. (“Meruelo Enterprises”), providing for the sale of the Trump Plaza Hotel and Casino (the “Property”) located in Atlantic City, New Jersey, to Meruelo Gaming.  A copy of the Asset Purchase Agreement is filed as Exhibit 10.1 hereto, and a copy of the Company’s press release on February 14, 2013 announcing the sale is filed as Exhibit 99.1 hereto. The following summary is qualified in its entirety by reference to the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, at the closing, Meruelo Gaming will acquire substantially all of the assets of, and will assume certain liabilities related to, the business conducted at the Property and will continue operating the Property as a casino and hotel.  The aggregate purchase price payable for the Property by Meruelo Gaming is $20 million, subject to a working capital adjustment at closing as provided in the Asset Purchase Agreement.  Certain obligations of Meruelo Gaming are guaranteed by Meruelo Enterprises.  The transaction is subject to receipt of approval from, and the release of the mortgage held by, the Company’s senior lienholder (an entity affiliated with Icahn Partners, L.P.), as well as receipt of approvals from New Jersey regulatory authorities and other customary closing conditions.  Assuming the closing conditions are satisfied, the Company expects to close the transaction by May 31, 2013.

Upon execution of the Asset Purchase Agreement, Meruelo Gaming placed into escrow a $2 million deposit toward the purchase price. The Asset Purchase Agreement provides that, subject to certain exceptions, the Company’s recourse against Meruelo Gaming and Meruelo Enterprises if the transaction is not consummated will be limited to the amount of this deposit.

The Asset Purchase Agreement contemplates that, in connection with the sale of Trump Plaza, the Company’s subsidiary, Trump Entertainment Resorts Holdings, L.P., will enter into a Transitional Services Agreement with Meruelo Gaming at or prior to the time of closing, the form of which the parties have agreed upon (the “TSA”).  Under the TSA, the parties would facilitate Meruelo Gaming’s purchase of the Property by creating a transition and separation plan.  Pursuant to the TSA, the Company would also provide certain services relating to information technology for the benefit of Meruelo Gaming for a period of up to six months following consummation of the sale of the Property.  The Company will be reimbursed for certain costs associated with providing such services.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1
Asset Purchase Agreement, dated as of February 14, 2013, by and among Trump Plaza Associates, LLC, Meruelo Gaming Holdings, LLC, and, with respect to certain sections thereof, Meruelo Enterprises, Inc. and Trump Entertainment Resorts, Inc.

99.1	Press Release issued on February 14, 2013.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control.  Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified.  Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 15, 2013

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ David R. Hughes
David R. Hughes Chief Financial Officer